UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2014

ATRINSIC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Atlantic Avenue, Boston, Massachusetts 02110	07932
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (617) 823-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 18, 2014, Atrinsic, Inc., a Delaware corporation (the “Company”) issued secured promissory notes (the “Secured Notes”) in the principal amount of $75,000 to each of Iroquois Master Fund Ltd (“Iroquois”) and Hudson Bay Master Fund Ltd. (“Hudson”) (for an aggregate of $150,000), each an existing secured lender to the Company. The Secured Notes have a maturity date of July 31, 2015 and bear interest at the rate of 5.0% per annum, payable at maturity. The obligations of the Company under to the Secured Notes are secured by a first priority security interest in all of the personal property of the Company pursuant to the First Amended and Restated Security Agreement among the Company, Iroquois and Hudson dated as of December 18, 2014 (the “Security Agreement”). The proceeds of the Secured Notes will be utilized by the Company to fund its working capital needs.

The foregoing description of the Secured Notes and the Security Agreement are qualified in their entirety by the full text of the Secured Notes and the Security Agreement, which are filed as Exhibits 4.1, 4.2 and 10.1, respectively, hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits
4.1	Secured Note, dated December 18, 2014, in the principal amount of $75,000, bearing interest at the rate of 5.0% per annum issued by the Company to Iroquois.

4.2	Secured Note, dated December 18, 2014, in the principal amount of $75,000, bearing interest at the rate of 5.0% per annum issued by the Company to Hudson.

10.1	Final Form of the First Amended and Restated Security Agreement among the Company Iroquois and Hudson dated as of December 18, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Atrinsic, Inc.

Dated: December 18, 2014	By:	/s/ Edward Gildea
Edward Gildea,
Chief Executive Officer

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